SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                                March 9, 2001
                                Date of Report
                      (Date of Earliest Event Reported)

                                 LOGIO, INC.
            (Exact Name of Registrant as Specified in its Charter)

                              1760 Fremont Drive
                          Salt Lake City, Utah 84104
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

         NEVADA                  000-24753                 84-1370590
    (State or other      (Commission File Number)      (I.R.S. Employer
     jurisdiction of                                    Identification No.)
     incorporation)

ITEM 4:  CHANGES IN CERTIFYING ACCOUNTANT

      Logio was acquired as a wholly owned subsidiary by Pacific WebWorks in February 2000. As a result of this change our Board of Directors believed it would be more efficient to engage as our auditors Chisholm & Associates who are the independent auditors for Pacific WebWorks and its subsidiaries. We dismissed Grant Thornton LLP on March 9, 2001, who had served as our independent accountants since February 2000. We engaged Chisholm & Associates on March 15, 2001 as our independent certified public accountants for the fiscal year ended December 31, 2000. Our Board of Directors participated in and approved the decision to change independent accountants.

      The report of Grant Thornton LLP on our financial statements for the 1999 fiscal year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for 1999 and through March 9, 2001, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference thereto in their report on the financial statements for such year.

      During the most recent fiscal year and through March 15, 2001, Logio had not consulted with Chisholm & Associates regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Chisholm & Associates concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.


ITEM 7:  EXHIBITS

Exhibit    Description
--------   -----------

16         Letter of Agreement from Grant Thornton LLP

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logio, Inc.


     /s/ Kenneth W. Bell                             3/16/01
By: ________________________________________ Date: ________________________
     Kenneth W. Bell, President and Director



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